Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into to be effective this 1st day of September, 2007, by and between PETROHAWK ENERGY CORPORATION, a Delaware corporation (the “Company”), and [EXECUTIVE NAME] (the “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated July 11, 2006 (the “Agreement”);

WHEREAS, the terms and conditions of the Agreement include retirement benefits and severance pay for the Executive;

WHEREAS, certain portions of such retirement benefits and severance pay may be deferred compensation subject to Section 409A of the Internal Revenue Code (the “Code”);

WHEREAS, the parties desire to amend and restate this Agreement in order to comply with the provisions of Code § 409A and the Treasury and IRS guidance issued thereunder and to clarify some of the terms and conditions of Executive’s employment with the Company; and

WHEREAS, this Amendment is being made within the transition period provided by IRS Notice 2005-1, as extended by IRS Notice 2006-79.

NOW, THEREFORE, in consideration of the foregoing, the Company and Executive hereby agree as follows:

1. Amendment to Paragraph 1. Paragraph 1 of the Agreement is hereby deleted in its entirety and replaced with the following language:

“1. Term of Employment. The Company shall employ the Executive in the capacity set forth herein for a term of two (2) years, commencing on the Effective Date and ending on the second anniversary of the Effective Date (such two year period as may be terminated earlier or extended as provided for herein to be referred to herein as the “Term”). Beginning on the first anniversary date of the Effective Date and on each anniversary date of the Effective Date thereafter, the Term shall be automatically extended one additional year unless this Agreement is terminated pursuant to paragraph 10 of this Agreement.”

2. Amendment to Paragraph 10. The introductory language in paragraph 10 of the Agreement is hereby deleted in its entirety:

“10. Termination of Employment. The Executive’s employment by the Company may be terminated, without breach of this Agreement, in accordance with the provisions set forth below:”

Such deleted language is hereby replaced with the following language:

“10. Termination of Employment. The Executive’s employment by the Company and this Agreement may be terminated, without breach of this Agreement, in accordance with the provisions set forth below:”

3. Amendment to Paragraph 10(a). Paragraph 10(a) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(a) Death. If the Executive dies during the Term and while in the employ of the Company, this Agreement shall automatically terminate, and the Company shall have no further obligations to the Executive or his estate except that the Company shall pay to the Executive’s estate any unpaid portion of the Executive’s Base Compensation and benefits accrued through the date of death, and at the discretion of the Compensation Committee, a bonus, if any. All such payments to the Executive’s estate shall be made in the same manner and at the same time as the Executive’s Base Compensation would have been paid to him had he not died. In addition, all stock options and other incentive awards held by the Executive will become fully vested and immediately exercisable and all restrictions on any restricted stock held by the Executive will be removed.”

4. Amendment to Paragraph 10(b). Paragraph 10(b) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(b) Disability. The Company may terminate the Executive’s employment under this Agreement in the event of the Executive’s disability, which shall be defined in accordance with any disability policy maintained by the Company. In the event the Company does not maintain a disability policy, it shall be defined as the inability of the Executive, despite any reasonable accommodation required by law, due to bodily injury or disease or any other physical or mental incapacity, to perform the services required hereunder for a period of 120 consecutive days. In the event of a termination pursuant to this paragraph 10(b), the Company shall be relieved of all of its obligations under this Agreement, except that the Company shall pay to the Executive or his estate in the event of his subsequent death, any unpaid portion of the Executive’s Base Compensation and benefits accrued through the date of such termination and, at the discretion of the Compensation Committee, a bonus, if any. All such payments to the Executive or his estate shall be made in the same manner and at the same time as the Executive’s Base Compensation would have been paid to him had he not become disabled. In addition, all stock options and other incentive awards held by the Executive will become fully vested and immediately exercisable and all restrictions on any restricted stock held by the Executive will be removed.”

5. Amendment to Paragraph 10(d). Paragraph 10(d) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(d)	Termination by the Company Without Cause. The Company may also terminate the Executive’s employment under this Agreement without Cause by providing at least thirty (30) days’ written notice of such termination to the Executive. A termination of the Executive’s employment under this Agreement by the Company without Cause shall entitle the Executive to payments and other benefits as specified in paragraph 10(g) or 10(h), as applicable.”

6. Amendment to Paragraph 10(e). Paragraph 10(e) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(e)	Termination by the Executive for Good Reason. The Executive shall be entitled to terminate his employment with the Company under this Agreement at any time upon thirty (30) days written notice to the Company for “Good Reason” (defined hereafter). For purposes of this Agreement, “Good Reason” shall mean:

(i)	The material breach by the Company of any of its obligations hereunder that goes uncured thirty (30) days after written notice by Executive to the Company to such effect; or

(ii)	A reduction in the Base Compensation and/or target bonus payable to the Executive; or

(iii)	Any material diminution of Executive’s position with the Company including Executive’s status, office, title, responsibilities and reporting requirements; or

(iv)	The failure by the Company to continue in effect any compensation or benefit plan in which the Executive participates and which is material to the Executive’s total compensation unless an equitable arrangement has been made with respect to such plan; or

(v)	Any occurrence which causes the Executive to have, as his principal place of employment, a location other than the metropolitan area of Houston, Texas.

A termination of employment under this Agreement by the Executive with Good Reason shall entitle the Executive to payments and other benefits as specified in paragraphs 10(g) or 10(h), as applicable.”

7. Amendment to Paragraph 10(g). Paragraph 10(g) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(g)	Termination by the Executive or the Company Upon a Change of Control; Termination Benefits Upon Termination by the Executive or the Company Upon a Change of Control. The Executive may also terminate his employment under this Agreement within a two-year period after a Change of Control (as defined hereafter) without Good Reason or for Good Reason by providing written notice of such termination to the Company. Unless this Agreement is earlier terminated due to the death or disability of the Executive in accordance with paragraph 10(a) or paragraph 10(b) of this Agreement, in the event that (i) the Executive terminates his employment under this Agreement within a two-year period after the occurrence of a Change of Control without Good Reason or for Good Reason, or (ii) the Company terminates the Executive’s employment under this Agreement without Cause within a two-year period after the occurrence of a Change of Control, then the following shall occur:

(a)	The Company shall pay the Executive any unpaid portion of the Executive’s Base Compensation and benefits accrued through the date of termination;

(b)	The Company shall pay the Executive an amount equal to the greater of (i) a pro rata amount of the Executive’s targeted bonus for the year in which the date of termination occurs, or (ii) a bonus for such year as may be determined by the Compensation Committee or the Board in their sole discretion. Such amount shall be paid in the form of a lump sum. The time of payment of such amount shall be as soon as practicable after the termination of employment, but no later than March 15 of the year immediately following the year of termination;

(c)	The Company shall pay the Executive a lump sum severance payment (which amount shall be paid within five (5) days after the date of termination) equal to the sum of the following: (i) an amount equal to two (2) times the greater of (A) the Executive’s annual base salary in effect as of date of termination, or (B) the Executive’s annual base salary in effect immediately preceding the Change of Control; plus (ii) an amount equal to two (2) times the greater of (1) the amount of any cash bonus payable to the Executive for the year in which the date of termination falls (provided that if the Executive’s bonus for such year has not been determined as of the date of termination, then the amount of the bonus shall be determined as if the Executive earned 100% of the targeted performance bonus for such year, to the extent such target bonus exists) or (2) the amount of the cash bonus paid to the Executive for services rendered during the year immediately prior to the calendar year in which the Change of Control occurred;

(d)	For a two (2) year period immediately following the termination, the Company shall continue to maintain and pay the premiums for the Executive’s medical and dental benefits for him and his family with coverage that is at least as favorable as the coverage being provided immediately prior to the termination (if continued coverage is not permitted under the Company’s insurance plans, then the Company will provide the Executive with substantially similar insurance through another carrier or reimburse the Executive for the full cost of obtaining such insurance which reimbursement amount shall be paid in full within five (5) days of the Executive’s furnishing the Company with evidence of the cost of such insurance, which evidence must be furnished within thirty (30) days of such cost being paid by the Executive); and

(e)	All stock options and other incentive awards held by the Executive will become fully vested and immediately exercisable and all restrictions on any restricted stock held by the Executive will be removed.

In addition to the items referenced in (a)-(e) immediately preceding, if prior to the Change in Control a bonus for the Executive has been determined by the Compensation Committee or the Board for the year immediately preceding the year in which a Change in Control occurs but has not yet been paid, then the Executive shall receive a bonus payment for such year in the amount so determined. If prior to the Change in Control a bonus for the Executive has not been paid or determined by the Compensation Committee or the Board for the year immediately preceding the year in which the Change of Control occurs, then the Executive shall receive a bonus payment for such preceding year in an amount equal to the greater of (i) 100% of Executive’s targeted bonus payment for such year or (ii) the bonus for such preceding year determined after the Change in Control by the Compensation Committee or the Board pursuant to the terms of the bonus plan in effect immediately prior to the Change in Control.”

8. Amendment to Paragraph 10(h). Paragraph 10(h) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(h)	Termination Benefits Upon Termination by the Company without Cause or Termination by the Executive for Good Reason Not in Connection with a Change of Control. In the event that (i) the Company terminates the Executive’s employment under this Agreement without Cause as described in paragraph 10(d) above or (ii) the Executive terminates his employment under this Agreement for Good Reason as described in paragraph 10(e) above, and in each case, at the time of termination, no Change of Control of the Company had occurred within a two-year period prior to the termination or no payments are otherwise required to be made by the Company pursuant to paragraph 10(g), then the following shall occur:

(a)	The Company shall pay the Executive any unpaid portion of the Executive’s Base Compensation and benefits accrued through the date of such termination, and at the discretion of the Compensation Committee, a bonus, if any;

(b)	The Company shall pay the Executive an amount equal to the greater of (i) a pro rata amount of the Executive’s targeted bonus for the year in which the date of termination occurs, or (ii) such bonus for such year as may be determined by the Compensation Committee or the Board in their sole discretion. Such amount shall be paid in the form of a lump sum. The time of payment of such amount shall be as soon as practicable after the termination of employment, but no later than March 15 of the year immediately following the year of termination;

(c)	The Company shall pay the Executive a lump sum severance payment (which amount shall be paid within five (5) days after the date of termination) equal to the sum of (i) an amount equal to one times the greater of (A) the Executive’s annual base salary in effect as of date of termination, or (B) the Executive’s annual base salary in effect immediately preceding the termination; plus (ii) an amount equal to one (1) times the greater of (1) the amount of any cash bonus payable to the Executive for the year in which the date of termination falls (provided that if the Executive’s bonus for such year has not been determined as of the date of termination, then the amount of the bonus shall be determined as if the Executive earned 100% of the targeted bonus for such year, to the extent such targeted bonus exists) or (2) the amount of the cash performance bonus paid to the Executive for services rendered during the calendar year immediately prior to the year in which the termination occurs;

(d)	For a one (1) year period immediately following the termination, the Company shall continue to maintain and pay the premiums for the Executive’s medical and dental benefits for him and his family with coverage that is at least as favorable as the coverage being provided immediately prior to the termination; provided, however, if continued coverage is not permitted under the Company’s insurance plans, then the Company will (a) provide the Executive with substantially similar insurance through another insurance carrier or (b) reimburse the Executive for the full cost of obtaining such insurance which reimbursement amount shall be paid within five (5) days of the Executive’s furnishing the Company with evidence of the cost of such insurance, which evidence must be furnished within thirty (30) days of such cost being paid by the Executive); and

(e)	All stock options and other incentive awards held by the Executive will become fully vested and immediately exercisable and all restrictions on any restricted stock held by the Executive will be removed.”

5. Remaining Provisions. All other provisions of the Agreement shall remain in full force and effect. In the event there is any conflict between the terms of this Amendment and the Agreement the provisions contained herein shall control. Any defined terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Agreement.

6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

7. Counterparts. This Amendment may be executed in any number of counterparts (including execution by facsimile), each of which shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument, but only one of which need be produced.

8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of Texas.

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment effective as of the date first written above.

“COMPANY”	“EXECUTIVE”

PETROHAWK ENERGY CORPORATION

By:
Name:	[Executive]
Title: